As filed with the Securities and Exchange Commission on February 16, 1999
                                                              File No. 333-63901


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                               Amendment No. 3 to
                                    FORM S-3



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDICAL DYNAMICS, INC.
                             ----------------------
               (Exact name of Registrant as specified in charter)

             Colorado                                            84-0631765
             --------                                            ----------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
               (Address, including zip code and telephone number,
                  including area code of registrant's principal
                               executive offices)

                            Van A. Horsley, President
                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                                 --------------
  (Name, address, including zip code and telephone number, including area code, of agent for service)

          It is requested that copies of all correspondence be sent to:
                         Herrick K. Lidstone, Jr., Esq.
                             Norton * Lidstone, LLC
                           5445 DTC Parkway, Suite 850
                         Englewood, Colorado 80111-3053
                         Telephone Number (303) 221-5552
                         Facsimile Number (303) 221-5553

--------------------------


Registration Statement - Medical Dynamics, Inc.                           Page 1

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: _____

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [xx]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Shares to  Amount to be     Proposed         Proposed        Amount of
be registered       registered        maximum          maximum      Registration
                                  aggregate price     aggregate          Fee
                                      per unit      offering price
--------------------------------------------------------------------------------
Common (1)           1,125,000        $2.0625         $2,320,312        $684
Common (2)             630,000        $2.0625         $1,299,375        $383
Common (3)             150,000        $2.58             $387,000        $114
Common (4)              12,000        $2.10             $ 31,500        $ 11
Common (5)              25,000        $4.00             $100,000        $ 35
Common (5)              25,000        $4.50             $112,500        $ 39
Common (5)              25,000        $5.00             $125,000        $ 44
----------             -------        -----             --------        ----

     Total           1,992,000                        $4,375,687      $1,310*
     =====           =========                        ==========      ======

     *    Includes $1,181 previously paid, and $129 being paid with this filing.

     Pursuant  to Rule  416 of the  Securities  Act of 1933 and as  required  by
Section 2(a) of the registration rights agreement between the Company and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Stockholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.

Registration Statement - Medical Dynamics, Inc.                           Page 2

(1) The amount to be registered includes 1,125,000 shares (150% of the estimated number of shares) to be issued upon conversion of the 1998 Debentures (as defined under "Description of Securities" in the prospectus included in this form), assuming conversion at the "Market Price" (as defined in the 1998 Debentures) at September 10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).

(2) The amount to be registered includes 630,000 shares (150% of the estimated number of shares ) to be issued in payment of an estimated $840,000 interest on the 1998 Debentures, which could accrue through the term of the 1998 Debentures assuming the calculation is based on the "Market Price" at September 10, 1998. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on September 10, 1998 pursuant to Rule 457(c).

(3) The amount to be registered includes 150,000 shares underlying the 1998 Warrants (as defined under "Description of Securities" in the prospectus included in this form). Registration fee is based on the exercise price of the 1998 Warrants pursuant to Rules 457(a) and (g).

(4) The amount to be registered includes 12,000 shares issued to Merchant Capital, Inc. at the rate of 3,000 shares per month for four months, for services rendered pursuant to the terms of a "financial public relations/consulting agreement" dated as of September 1, 1998. The agreement has been terminated. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on January 15, 1999 pursuant to Rule 457(c).

(5) The includes 75,000 shares underlying options which were granted to Merchant Capital, Inc. which accrued on September 1, 1998, for services rendered pursuant to the terms of a "financial public relations/consulting agreement" dated as of September 1, 1998. The agreement has been terminated. The options expire on August 31, 2000, unless exercised prior to the expiration. Registration fee is based on the exercise price of the options pursuant to Rules 457(a) and (g).

     Pursuant to Rule 429, the prospectus included herein combines the prospectus previously included in the Registrant's Registration Statement on Form S-3, Commission file number 333-42631. The prospectus included in this registration statement carries forward 84,615 shares issuable upon exercise of the 1997 Warrants.

Registration Statement - Medical Dynamics, Inc.                           Page 3

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Registration Statement - Medical Dynamics, Inc.                           Page 4

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



               Subject to Completion, Dated February 11, 1999



                                   PROSPECTUS
                                   ----------
                             MEDICAL DYNAMICS, INC.


                     Up to 1,433,082 Shares of Common Stock
                 Offered for Resale by the Selling Shareholders

     This Prospectus relates to up to 1,433,082 shares of common stock of Medical Dynamics, Inc., a Colorado corporation (the "Company" or "MEDY") which are being offered and sold by The Tail Wind Fund, Inc. ("Tail Wind") and by Merchant Capital, Inc. ("MCI"), collectively referred to herein as the "Selling Shareholders." The shares being offered by this Prospectus will be received by the Selling Shareholders are defined in greater detail in the section below entitled "Selling Shareholders," but which are summarized as follows:

     up to 800,000 shares of MEDY's common stock (the "Common Stock") which are issuable to Tail Wind as a result of the conversion of certain debentures referred to as the "1998 Debentures" in the aggregate principal amount of $1,500,000 based on a conversion price equal to the lesser of the "Ceiling Price" or of the Market Price (both as defined) on the business day immediately preceding the conversion date (the "Conversion Shares");

     up to 311,467 shares of the Common Stock which are issuable to Tail Wind as interest on the 1998 Debentures to be calculated at Market Price (as defined) (the "Interest Shares");

     up to 150,000 shares issuable to Tail Wind on exercise of a warrant to purchase Common Stock referred to as the "1998 Warrant" at an exercise price equal to $2.58 per share (the "Warrant Shares");

     up to 84,615 shares issuable to Tail Wind on exercise of a warrant referred to as the "1997 Warrant" at an exercise price equal to $3.375 per share (the "Warrant Shares");


Registration Statement - Medical Dynamics, Inc.                           Page 5
     up to 12,000 shares of Common Stock held by MCI; and

     up to 75,000 shares of Common Stock issuable to MCI upon exercise of options issued to MCI (the "MCI Options") at prices from $4.00 per share (as to 25,000 shares), $4.50 per share (25,000 shares), and $5.00 per share (25,000 shares).

     For the purposes of the 1998 Debentures held by Tail Wind, "Market Price" is defined to mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the 60 trading day period immediately preceding the determination date. As of November 2, 1998, Market Price as defined in the 1998 Debentures would be $1.875 per share. For the purposes of the 1998 Debentures, "Ceiling Price" is defined to mean 105% of the average closing bid price of the Common Stock for the twenty trading days prior to the effective date of this registration statement. The Ceiling Price is to be adjusted on July 31, 2000, to 105% of the Market Price on that date if the adjustment would result in a lower price, but in no event shall the Ceiling Price be adjusted to an amount less than $2.25. The number of shares available for sale by Tail Wind has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion.

     The 1998 Debentures held by Tail Wind are currently convertible, and the 1997 and the 1998 Warrants also held by Tail Wind are currently exercisable, subject, however, to the "5% Limitation" which is explained in the section entitled "Selling Shareholders," below. The MCI Options held by MCI are also currently exercisable.

     MEDY's common stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "MEDY." On November 2, 1998, Nasdaq reported that the last sale price of the Common Stock was $2.625 per share.

     The Company will not receive any proceeds from the sale of the Shares by either of the Selling Shareholders, but will receive the exercise prices payable upon exercise of the 1997 Warrants, the 1998 Warrants, or the MCI Options (if exercised for cash). There can be no assurance that all or any part of the Warrants or the MCI Options will be exercised or that they will be exercised for cash. All expenses incurred in connection with this offering (not including, however, commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents) are being borne by the Company.

     The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap market at the market prices then prevailing. Sales of the Shares also may be made through negotiated transactions or otherwise. The Selling Shareholders and the brokers and dealers though which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set



Registration Statement - Medical Dynamics, Inc.                           Page 6
forth in the Securities Act of 1933, as amended, and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution" commencing at page 21, below.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND THEIR PURCHASE SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

     These Securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory, or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.


              The date of this prospectus is ______________ , 1999


                              AVAILABLE INFORMATION

     Medical Dynamics, Inc. (referred to in this Prospectus as either the "Company" or "MEDY") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549, and at the Regional Offices of the Commission: The World Trade Center, Suite 1300, New York, NY 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549. In addition, MEDY files its information with the Commission electronically through EDGAR and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MEDY," and copies of reports and other information are also available for inspection at The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     MEDY has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") with respect to the Shares offered hereby. As permitted by the rules and


Registration Statement - Medical Dynamics, Inc.                           Page 7
regulations of the Commission, this Prospectus does not contain all of the information and exhibits set forth in the Registration Statement, of which this Prospectus is a part. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities maintained by the Commission described above. For further information, reference is made to the Registration Statement and its exhibits.

     The Company furnishes Annual Reports to the holders of its securities which contain financial information which have been examined and reported upon, with an opinion expressed by, its independent certified public accountants.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998.


     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.


     (3) The Company's Current Report on Form 8-K reporting an event of October 9, 1998, describing a line of credit the Company obtained from Norwest Business Credit, Inc.


     (4) The Company's Current Report on Form 8-K, as amended, reporting an event of October 23, 1997, describing the Company's acquisiton of Computer Age Dentist, Inc.



     All documents filed by MEDY pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering covered by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all of the documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to Medical Dynamics, Inc., 99 Inverness Drive East, Englewood, Colorado 80112, attn: Van A. Horsley, President; telephone (303) 790-2990, ext. 13.


Registration Statement - Medical Dynamics, Inc.                           Page 8

     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by MEDY, the Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              CAUTIONARY STATEMENT

     This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements contained in this Prospectus and the documents incorporated herein using the terms "may," "expects to," and other terms denoting future possibilities are 'forward-looking statements.' Forward-looking statements include, but are not limited to, those statements relating to development of new products, the projected financial condition of MEDY, the ability to increase distribution of MEDY's products, integration of new businesses MEDY has acquired during the 1998 fiscal year, approval of MEDY's products as and when required by the Food and Drug Administration ("FDA") in the United States and similar regulatory bodies in other countries. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond MEDY's ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein or in the documents incorporated by reference. The business and economic risks faced by MEDY and MEDY's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors as described above and including those set forth under "Risk Factors" below, and under "Item 1 - Business" and "Item 6 Management's Discussion and Analysis" in MEDY's annual report on Form 10- KSB for the fiscal year ended September 30, 1998, and in the subsequent filings pursuant to the Securities Exchange Act of 1934.



                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the information, including the financial statements, referred to elsewhere in this Prospectus.

The Company


Registration Statement - Medical Dynamics, Inc.                           Page 9

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 ("MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August 1981. In October 1997 MEDY acquired Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI operates as a wholly-owned subsidiary of the Company which develops and sells practice management software and related electronic services to the dental profession. In February 1998, through CADI the Company acquired Information Presentation Systems, Inc. of Marietta, Georgia, one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, through CADI the Company acquired Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices.

     The Company's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.

The Securities

     Currently the only class of securities of MEDY for which there is a public market is its Common Stock. As of September 30, 1998, there were 10,034,500 shares of its Common Stock outstanding. See "Description of Securities" commencing on page 22, of this Prospectus.


The Offering

     The Selling Shareholders are offering up to 1,433,082 shares of Common Stock (the "Shares"). Of these:

     1,346,082 shares will be received by the Tail Wind upon conversion and exercise of convertible securities described in "The 1997 Debentures and the 1997 Warrants" and "The 1998 Debentures and the 1998 Warrants" under the caption "Selling Shareholders" beginning on page 17 of this Prospectus. The number of shares available for sale by the Tail Wind has been estimated because the conversion of the convertible securities will be based in part on the market price of the Common Stock on the date of conversion.

     12,000 shares are held by MCI, and an additional 75,000 shares are issuable upon exercise of the MCI Options described under the caption "Selling Shareholders" beginning on page 17 of this Prospectus.



Registration Statement - Medical Dynamics, Inc.                          Page 10

The Selling Shareholder will receive all of the proceeds from the offer and sale of the Shares. The Company will receive proceeds to the extent either of the Selling Shareholders exercise the Warrants or the MCI Options for cash.

     The Company will pay the costs related to the filing of the registration statement in which this Prospectus is included. The Selling Shareholders will pay their own expenses related to the offer and sale of the Shares, including any underwriter discounts or commissions.


                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of MEDY and this offering before making an investment decision.

     1. Losses from Operations. MEDY has a history of net operating losses, which, when accumulated, total $19,793,000 through September 30, 1998. This has resulted in working capital shortages from time to time. MEDY can give no assurance that it will be able to operate profitably in the future. The independent auditor's report on the Company's financial statements for the year ended September 30, 1998, contains an explanatory paragraph as to the Company's ability to continue as a going concern. The likelihood of the success of MEDY must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the regulatory environments in which MEDY operates, the problems related to research and development of new products subject to Food and Drug Administration ("FDA") and other government approvals and regulations, and substantial competition from other companies as to those products.

     2. Working Capital Shortages and Dependence on Third Party Financing. As discussed in MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, MEDY has regularly incurred working capital shortages and has sought to alleviate these shortages through debt and equity financing provided by third party and affiliated investors and, most recently, through a working capital line of credit from an unaffiliated bank. There can be no assurance that such sources of capital will continue to be available on terms which are acceptable to MEDY. Eventually MEDY will be required to finance its operations with its cash flow, and MEDY is attempting to increase its revenues in an effort to do so. There can be no assurance, however, that the working capital shortages which MEDY has incurred will not continue and may not adversely affect MEDY's ability to raise additional debt or equity capital if necessary.

     3. Risk of Dilution from Conversion of Convertible Debentures. Assuming full conversion of the 1998 Debentures as of the date hereof at the Market Price set forth on the cover page of this prospectus, 800,000 shares of Common Stock would be issued to the Selling Shareholder. This would represent approximately



Registration Statement - Medical Dynamics, Inc.                          Page 11

8% of the Common Stock which would then be outstanding. Although this would result in a conversion of a liability on MEDY's balance sheet to equity, this would result in dilution to existing MEDY shareholders, many of whom may have purchased Common Stock in the over-the-counter market at a higher price than the price at which Tail Wind would convert its Debentures. MEDY has the right to pay interest on the 1998 Debentures in cash or shares of Common Stock at Market Price, in its discretion. To date MEDY has paid interest in shares of its Common Stock and intends to continue to do so in the future to conserve MEDY's working capital. It appears to MEDY that Tail Wind has sold the shares underlying the 1997 Debentures and the Interest Shares pursuant to the existing registration statement shortly after converting the 1997 Debentures or receiving the Interest Shares.

     It can be expected that the sales of the Common Stock by Tail Wind, and perhaps even the possibility of these sales, have had and may continue to have in the future a negative impact on the market for the Common Stock. In addition, for so long as the 1998 Debentures remain outstanding, the conversion ratio (which is based on the lowest prices over a sixty day period) may continue to exert a downward pressure on the market price for the Common Stock.

     4. Product Liability. MEDY could be subject to claims for personal injuries resulting from the use of its products. Although MEDY carries product liability insurance coverage in amounts it believes to be commercially reasonable within its industry, there can be no assurance that the amount of coverage would be sufficient to cover any proven claims. Claims proven and damages awarded in excess of the coverage limits would have a material adverse effect on MEDY.

     5. Acquisition of New Businesses. During the fiscal year ended September 30, 1998, MEDY has acquired three new businesses. The Company is in the process of integrating its accounting, financial management, personnel, and business functions with those of its new businesses. There can be no assurance that MEDY will be able to do so successfully, or that it will be able to do so on a cost effective basis. Based on the experience of more than one year since the acquisition of CADI, and more than six months since the acquisition of IPS and CDS, MEDY does not foresee any difficulties in completing the integration of these new businesses.

     6. Need for Additional Financing and Risk of Dilution. The Company has not generated earnings in the past several years and there can be no assurance that MEDY will be able to do so in the future. Although management believes that the capital available to MEDY is sufficient to fund its short-term operations, it is unable to predict what additional expenses will be incurred beyond those contemplated since research, development, and marketing programs frequently involve unanticipated expenditures. To the extent additional capital is needed, MEDY may seek financing through additional offerings of equity or debt securities. Sales of additional equity securities could dilute the ownership interest of existing shareholders, including investors in this Offering. Sales



Registration Statement - Medical Dynamics, Inc.                          Page 12
of debt securities would necessarily result in interest expense and would risk the loss of the Company's assets if MEDY were to become unable to pay the interest. Offerings of debt securities also could include conversion features requiring the issuance of additional debt or equity securities which, ultimately, also could dilute the ownership of prior shareholders, including purchasers of the shares being offered by the Selling Shareholders in this Offering.

     7. Limitations on Ability to Obtain Additional Financing. The agreement between MEDY and Tail Wind contains limitations on MEDY's ability to raise additional capital by issuing convertible debt or equity securities at prices which fluctuate or pursuant to a registration statement for selling security holders other than the Selling Shareholder. Although these restrictions prohibit the Company from raising working capital or other equity investment in a transaction similar to the transactions with the Selling Shareholder until at least August 1999, the Company believes that it will be able to work within these restrictions to the extent it needs additional capital. As announced in a Form 8-K reporting an event of October 9, 1998, the Company has entered into a line of credit with an unaffiliated bank which does not conflict with the capital raising limitations contained in the agreement with Tail Wind.

     8. Technological Change and Risk of Technological Obsolescence. The medical products segment and the dental products segment, the Company's two principal lines of business, are subject to rapid and significant technological change. Accordingly, MEDY's viability will be dependent on its ability to introduce competitive products to the marketplace in a timely manner and enhance and improve such products to its customers' satisfaction. There can be no assurance that MEDY will be able to keep pace with technological developments or that its products will not become obsolete.

     9. Competition -- MEDY and CADI. MEDY's operations and product lines are subject to a high level of competition from foreign, as well as domestic, manufacturers of color medical and dental video cameras and other medical devices which are currently manufactured and sold by MEDY, or which MEDY may develop in the future. Some competitors are affiliated with large companies with substantial economic and personnel resources which greatly exceed those of MEDY. There can be no assurance that MEDY will be able to compete successfully with other companies.

     In addition, there are a large number of competitors in the dental practice management area. Most of these competitors are smaller businesses. CADI's software is Y2K compliant, unlike the software offered by some of CADI's competitors. There can be no assurance, however, that competitors may not reduce CADI's market share by offering their proprietary version of dental practice management software. CADI plans to compete with these other businesses by continuing to upgrade its software and by continuing to package the dental practice software it with a complete office system of hardware and software and diagnostic equipment.

     10. Potential Conflicts of Interest. There have been significant conflicts of interest in the operation and management of MEDY, including the purchase by MEDY of certain equipment and patents from its directors and executive officers,



Registration Statement - Medical Dynamics, Inc.                          Page 13
granting of royalties, loans made available to MEDY through its Chairman, and the employment by MEDY of sons of two of MEDY's directors. These transactions were not negotiated at arms' length, although the Board of Directors believes that all of these transactions were fair to and in the best interests of MEDY. Although MEDY uses its best efforts to minimize conflicts of interest, the existence of such conflicts may impact MEDY in its business activities.

     11. Dependence on Management. At present, the success of MEDY is dependent upon the active participation of its management, MEDY's Chairman and principal shareholder, Dr. Adair, and its Chief Executive Officer, Van Horsley, Dr. Adair's step-son. CADI's operations are significantly dependent on the continued availability of the services of Daniel L. Richmond and Chae U. Kim. The loss of the services of any of these persons would have a material adverse effect on the Company. In the event of such a loss, MEDY can give no assurance that it could replace any person without incurring substantial additional expense. MEDY does not have employment contracts with either Mr. Horsley or Dr. Adair. Both Messrs. Richmond and Kim are subject to five year employment agreements which expire in October 2002.

     12. Government Regulation. Because certain of the products that MEDY manufactures are used in surgery and other medical applications, the products are subject to regulations of and close scrutiny by agencies of the federal government, including the FDA. Although MEDY believes that its facilities are in compliance with all applicable regulations, MEDY can give no assurance that it will be able to comply fully with all of the government regulations to which it is subject. Failure to comply strictly with all FDA requirements (not all of which are written) may result in sanctions as severe as the cessation of MEDY's manufacturing business which would have a material adverse effect on MEDY. Although MEDY has had difficulty in certain instances in the past in obtaining FDA approval on new products, MEDY's current business in not materially dependent on this issue and, therefore, this is not deemed to be a significant risk.

     13. Protection of Technology. Although MEDY obtains secrecy agreements from its employees and others having access to its trade secrets and holds patents on certain of its technology, such agreements and patents do not afford complete protection against the unauthorized use of such information by others. Furthermore, the costs of prosecuting persons who may accidentally or intentionally infringe on MEDY's patents or divulge its trade secrets can be expensive and time consuming. The unauthorized use of MEDY's trade secrets and the infringement of its patents could have a material adverse effect on MEDY and its ability to compete.

     14. Significant Investment in Intangible Assets. As a result of the acquisitions of CADI, IPS and CDS, MEDY has a significant investment in intangible assets, amounting to approximately $6,089,000 (66% of MEDY's total




Registration Statement - Medical Dynamics, Inc.                          Page 14
assets). The expenses associated with the annual amortization of the intangible assets will make it more difficult for MEDY to realize net income. Because intangible assets are incapable of precise valuation, it may be necessary for MEDY to reduce the balance sheet valuation of these assets at some later point, although MEDY has no intention or basis to do so at the present time.

     15. Limited Public Market; Price Volatility; and No Assurance of Liquidity. There currently is a limited public market for MEDY's Common Stock. No assurance can be given that a market for the Common Stock will continue subsequent to this offering or that purchasers will be able to resell their securities at the purchase prices paid in this Offering, or liquidate their investment without considerable delay, if at all. If a market does continue, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the securities offered. Also, some brokerage firms may not effect transactions in securities that trade below a stipulated price. Further, most lending institutions will not permit the use of low-priced or thinly traded securities as collateral for loans.

     16. Dependence on Principal Customers. In the past, MEDY has been dependent on a limited number of principal customers. During the 1997 fiscal year, MEDY's principal customer which accounted for 61% of MEDY's revenues was Information Presentation Systems, Inc., of Marietta, Georgia. IPS purchased certain of MEDY's camera products and packaged the products with other hardware and software, including CADI's software, for resale. As described elsewhere in this Prospectus, MEDY, though CADI, acquired IPS in February 1998. (See MEDY's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, "Item 1 Business" and Item 6 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" therein) which report is incorporated by reference). As a result of the IPS acquisition during the 1998 fiscal year, the Company did not have any single customer accounting for more than 10% of its sales during the 1998 fiscal year. It is possible that there may be significant customers in future fiscal years.

     17. No Dividends Paid or Contemplated. No dividends have been paid by MEDY in the past and dividends are not contemplated in the foreseeable future. Investors who anticipate the need of either immediate or future income by way of dividends from their investment should refrain from the purchase of Shares offered hereby. The Company's lending arrangements with Norwest Business Credit, Inc., significantly restrict the Company's ability to pay dividends.

     18. Year 2000 Compliance. Although there can be no assurance, MEDY does not anticipate that it will suffer any adverse impact as a result of Year 2000 (Y2K) computer software issues either as a result of third party non-compliance or as a result of internal matters. None of the information technology or other software and hardware systems utilized by MEDY and its subsidiaries incorporates technology that is incapable of recognizing dates beyond December 31, 1999. CADI, through its internal staff, has developed its dental practice management


Registration Statement - Medical Dynamics, Inc.                          Page 15
software for the Windows platform and, consequently, such software recognizes dates beyond December 31, 1999. While CADI is still supporting some software which is DOS-based or otherwise may not be Y2K compliant, the customers using this software have been advised of their need to upgrade their office software in anticipation of Y2K. Even if MEDY or CADI were to provide the necessary software upgrade to these customers at no cost (which CADI does not have an obligation to do), the total loss to MEDY would be less than $60,000 in revenues and is not considered to be material. Because CADI's dental practice management software is Y2K compliant, CADI and MEDY believe that this offers them a marketing opportunity in that some of their competitors' software currently being utilized by dental offices is not Y2K compliant and will need to be replaced by those offices before December 31, 1999. There can be no assurance, however, that these offices will all purchase dental practice management systems from CADI.

     In making the foregoing determination, MEDY and CADI have assessed embedded systems contained in their office buildings, equipment, and other infrastructures. As a result, MEDY and CADI have not established a contingency plan to come into effect in the event of a Y2K catastrophe, and management does not believe that such a plan is necessary. Of course, MEDY and CADI are both dependent on facilities outside of their control, such as electrical power supplies, banking facilities, transportation facilities (such as airlines), and communications facilities. While MEDY and CADI believe, based on public reports and some notifications they have received, that these outside facilities are or will be Y2K compliant, neither MEDY nor CADI has any other basis for determining their compliance. The operations of MEDY and CADI would be significantly and adversely affected if any of these outside facilities are adversely affected by the millenium change or by other issues related to Y2K.



                                 USE OF PROCEEDS

     The Selling Shareholder will receive all proceeds from the sale of the Shares offered and sold under this Prospectus.

     If, and to the extent, the 1997 and 1998 Warrants or the MCI Options are exercised for cash, the Company will receive proceeds equal to the aggregate exercise price of the Warrants and Options, approximately $672,600 if all of the 1997 and 1998 Warrants and $637,500 if all of the MCI Options are exercised for cash. The 1997 and 1998 Warrants (but not the MCI Options) allow the holder to effect a "cashless" exercise of the Warrants. The Warrants and MCI Options are described under the captions "The 1997 Warrants," "The 1998 Debentures and Warrants" and "The MCI Options" in this Prospectus under "Selling Shareholders." Any proceeds the Company receives from the exercise of the Warrants and MCI Options will be used for working capital. There can be no assurance that any Warrants or MCI Options will ever be exercised.


                                   THE COMPANY


Registration Statement - Medical Dynamics, Inc.                          Page 16

     Medical Dynamics, Inc., a Colorado corporation incorporated in March 1971 (referred to herein as "MEDY" or the "Company"), is engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. MEDY's principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. MEDY has been manufacturing such cameras since August of 1981.

     In October 1997 MEDY acquired 100% of the outstanding capital stock of Computer Age Dentist, Inc. (CADI), a California corporation based in Los Angeles, California. CADI is engaged in the development and sale of Practice Management Software and related electronic services to the dental profession.

     In February 1998 CADI acquired by merger Information Presentation Systems, Inc. of Marietta, Georgia ("IPS"), a supplier of customized multimedia systems for use in a variety of dental operatory environments.

     In April 1998, CADI acquired by merger Command Dental Systems of Farmington Hills, Michigan ("Command"), which develops and markets turn-key computer systems for the efficient management of dental practices.

In reviewing MEDY's financial statements which are incorporated herein by reference, it should be noted that a substantial portion of the Company's revenues for fiscal 1998 derives from the businesses acquired by MEDY during fiscal 1998 and not from MEDY's historical businesses of medical and dental camera manufacturing. For example, MEDY's revenues during fiscal year 1998 (ending September 30, 1998) totaled approximately $7,847,000; of that amount, approximately $7,575,000 was attributable to the acquisitions of CADI, IPS and Command.

     MEDY's principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Its telephone number at that address is (303) 790-2990.


                              SELLING SHAREHOLDERS

     The Selling Shareholders under this prospectus are the Tail Wind Fund, Ltd. ("Tail Wind") and Merchant Capital, Inc. ("MCI"). Neither Tail Wind nor MCI is an affiliate of MEDY; nor has either Selling Shareholder or any affiliate of either Selling Shareholder had any position, office or other material relationship with MEDY within more than the past three years, except as disclosed below. Tail Wind's business address is Windermere House, P.O. Box SS-5539, Nassau, Bahamas. The business address of MCI is 5300 West Sahara, Suite 101, Las Vegas, Nevada 89102.

     The Shares being offered hereby by Tail Wind are issuable upon the conversion of



Registration Statement - Medical Dynamics, Inc.                          Page 17
     the outstanding 1998 Debentures (of which $1,500,000 in face amount are outstanding), the payment of interest related thereto and upon the exercise of the 1997 and 1998 Warrants. There are no shares underlying the 1997 Debentures remaining to be issued or sold; and

     The Shares being offered hereby by MCI were issued to MCI for four months services pursuant to a Financial Public Relations/Consulting Agreement (12,000 shares), and are issuable upon exercise of options issued to MCI pursuant to that agreement (75,000 shares underlying the MCI Options).

Neither Tail Wind nor MCI owns, directly or indirectly, any other shares of Common Stock. Assuming that Tail Wind and MCI sell all Shares offered hereby (although there is no requirement that either do so), they will beneficially own no shares of Common Stock at the conclusion of the Offering.


Tail Wind

     General. The exact number of shares to be offered and sold by Tail Wind is not known at the date of this Prospectus because Tail Wind will acquire the shares upon conversion of convertible securities at varying prices, most of which will be converted based on the market price of the Common Stock on the date of conversion. Were the 1998 Debentures converted in full at the Market Price set forth on the cover page of this Prospectus and the 1997 and 1998 Warrants exercised in full, the following number of shares of Common Stock would be issued:

1997 Warrants 84,615 shares of Common Stock, exercisable through October 31, 2000 at a price of $3.375 per share

1998 Debentures         800,000 shares

1998 Warrants 150,000 shares of Common Stock, exercisable through July 31, 2003 at a price of $2.58 per share

Tail Wind has agreed by contract that it will at no time own more than 4.99% of the Common Stock. This contractual limitation prohibits Tail Wind from converting the 1998 Debentures or exercising the 1997 or 1998 Warrants to the extent that conversion or exercise would result in Tail Wind owning more than 4.99% of the issued and outstanding shares of Common Stock. This limitation is referred to in this Prospectus as the "5% Limitation." As a result of the 5% Limitation and pursuant to SEC Rule 13d- 4, Tail Wind disclaims beneficial ownership of all shares to the extent such ownership would result in it exceeding the 5% Limitation. Since the 5% Limitation is the result of a contractual agreement between MEDY and Tail Wind, the parties could, by agreement, waive the restriction. If all the Shares being offered by Tail Wind are sold, Tail Wind will own no shares of the Company's common stock following the completion of the Offering.



Registration Statement - Medical Dynamics, Inc.                          Page 18

     The 1997 Warrants. On October 31, 1997, in a private placement offering under Regulation D, Tail Wind purchased debentures in an aggregate principal amount of $1,100,000 (the "1997 Debentures"). All of the 1997 Debentures have been converted as of the date hereof into a total of 520,349 shares of MEDY Common Stock, and the underlying shares have been sold.

     In connection with Tail Wind's purchase of the 1997 Debentures, the Company issued to Tail Wind warrants to purchase up to 84,615 shares of Common Stock, exercisable through October 31, 2000 at a price of $3.375 per share (the "1997 Warrants"). The 1997 Warrants contains standard anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, the 1997 Warrants are currently exercisable.

     The 1998 Debentures and Warrants. On July 31, 1998, in a private placement offering under Regulation D, the Selling Shareholder purchased debentures in an aggregate principal amount of $1,100,000 and, in November 1998, purchased an additional $400,000 principal amount (the "1998 Debentures"). The 1998 Debentures bear interest at 8% per annum, with interest payable semi-annually on January 5 and July 5 of each year, commencing January 5, 1999. Principal and accrued but unpaid interest is due in full on July 31, 2003. Events of default under the 1998 Debentures which could result in acceleration of amounts due, among other things, include: (i) failure to pay any amounts of principal or interest when due; (ii) failure of the Common Stock to be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange; and/or (iii) events of bankruptcy and similar events.

     The Company may, at its option, pay accrued interest on the 1998 Debentures with shares of its Common Stock valued at Market Price. Based on the Market Price set forth on the cover page of this Prospectus, assuming all accrued interest on the 1998 Debentures is paid in shares of Common Stock and that the 1998 Debentures are held to maturity, the Company will pay Tail Wind approximately 311,467 shares of Common Stock (the "1998 Interest Shares").


     Tail Wind is entitled to convert the 1998 Debentures, in whole or in part, into shares of Common Stock at the lesser of Market Price or the "Ceiling Price". As of January 31, 1999, 1998 Debentures totaling $1,233,333 are convertible or will be convertible within sixty days; an additional $133,334 will be convertible after May 14, 1999, and all of the 1998 Debentures will be convertible after July 12, 1999. For purposes of the 1998 Debentures, "Ceiling Price" means 105% of the average closing bid price of the Common Stock for the 20 trading days immediately preceding the effective date of this registration statement. If conversion has not occurred by July 31, 2000, the Ceiling Price thereafter will mean 105% of the Market Price on July 31, 2000 if the adjustment would result in a lower price, except that the Ceiling Price will not be adjusted below $2.25 per share. Assuming that Tail Wind can and elects to convert the full amount of


Registration Statement - Medical Dynamics, Inc.                          Page 19
the 1998 Debentures into shares of Common Stock, based on the Market Price set forth on the cover page of this Prospectus, Tail Wind would receive 800,000 shares of Common Stock (the "1998 Conversion Shares").

     In connection with Tail Wind's purchase of the 1998 Debentures in July and November 1998, the Company issued to Tail Wind warrants to purchase up to a total of 150,000 shares of Common Stock, exercisable through July 31, 2003 at a price of $2.58 per share (the "1998 Warrants"). The 1998 Warrants contains anti-dilution provisions should MEDY issue stock dividends or conduct a stock split or reorganization, or upon occurrence of certain other events. Subject to the 5% Limitation, the 1998 Warrants are currently exercisable.

     If MEDY is unable to meet the effectiveness requirement for the shares underlying the 1998 Debentures and Warrants, maintain effectiveness of this registration statement, or maintain the listing of the Common Stock on the Nasdaq SmallCap or the NMS Market (or senior stock exchange), MEDY will be required to pay liquidated damages to the Selling Shareholders in an amount equal to 2% of the aggregate principal amount of the 1998 Debentures for each month or portion thereof following the required effectiveness date during which the registration statement is not effective. In such event, MEDY shall bear all reasonable fees or costs incurred by Tail Wind for legal counsel as a result of the filing of any post-effective amendments to the Registration Statement. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in cash (not Common Stock). Because MEDY was unable to obtain effectiveness of the registration statement within the time limits established by contract, MEDY may be liable for up to $22,000 as a penalty through December 31, 1998. Additional amounts may continue to accrue at the rate of $22,000 per month until this registration statement becomes effective. After March 16, 1999, the contractual penalty will increase to $30,000 per month.

     The registration  rights agreement contains standard  cross-indemnification
provisions  and  requirements  for  contribution   should  the   indemnification
provisions be found to be unavailable.

Merchant Capital

     On   September   1,  1998,   MEDY   entered   into  a   "financial   public
relations/consulting agreement" with Merchant Capital, Inc. ("MCI"). MCI warranted to MEDY that it is "experienced in the field of financial public relationships and in complying with the requirements of federal and applicable state securities laws with respect to [its] activities in the financial public relations field." MEDY appointed MCI as a non-exclusive financial public relations counsel to assist MEDY in dealing with the investment banking and broker-dealer communities, and in organizing, writing, and distributing public relations communications. The Agreement with MCI contained standard indemnification provisions.



Registration Statement - Medical Dynamics, Inc.                          Page 20

     The Agreement with MCI does not require that MEDY pay any cash compensation to MCI; the Agreement required that MEDY pay MCI shares of Common Stock and MCI Options. MEDY terminated the Agreement with MCI on December 28, 1998. MCI earned and has been paid 12,000 shares of MEDY's restricted Common Stock and MCI Options to acquire 75,000 shares of Common Stock as follows:

                  25,000 exercisable at $4.00 per share; 25,000 exercisable at $4.50 per share; and 25,000 exercisable at $5.00 per share.

In all cases, the MCI Options are exercisable for cash, and expire (unless previously exercised) at the close of business on August 31, 2000.


                              PLAN OF DISTRIBUTION

     The Selling Shareholders have advised MEDY that they may sell the Shares in one or more transactions (which may involve one or more block transactions) on the over-the-counter markets on Nasdaq and upon terms then prevailing or at prices related to the then current market price, or in separately negotiated transactions or in a combination of such transactions. The Shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer.

     The Selling Shareholders may also sell Shares in accordance with Rule 144 under the Securities Act of 1933, as amended, if Rule 144 is then available. The Selling Shareholders may be deemed to be an underwriter of the Shares offered hereby within the meaning of the Securities Act of 1933, as amended.

     In effecting sales, brokers or dealers engaged by the Selling Shareholders (or either of them) may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated by the Selling Shareholders. The Selling Shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Shareholders (including, without limitation, in connection with the distribution of the Common Stock by such broker-dealers). The Selling Shareholder may also engage in short sales of the Common Stock and may enter into option or other transactions with broker-dealers that involve the delivery of the Common Stock to the broker-dealers, who may then resell or otherwise transfer such Common Stock.



Registration Statement - Medical Dynamics, Inc.                          Page 21

Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed broke-dealers.

     MEDY will pay all of the expenses incident to the filing of this Registration Statement, estimated to be $45,000. These expenses include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal and other fees in connection with the qualification of the sale of the Shares under the laws of certain states (if any), registration and filing fees, printing expenses, and other expenses. The Selling Shareholder will pay all other expenses incident to the offering and sale of the Shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any. MEDY has agreed to use its best efforts to keep the registration of the Shares offered hereby effective until the date upon which all of the Shares offered by the Selling Shareholders have been sold.

                            DESCRIPTION OF SECURITIES

Common Stock

     Authorized. MEDY is authorized to issue 30,000,000 shares of $.01 par value common stock (the "Common Stock"). No holder of any shares of Common Stock has any preemptive right to subscribe to any of MEDY's securities. Upon dissolution, liquidation or winding up of MEDY, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock and Preferred Stock if any shares are outstanding. All shares of Common Stock outstanding are fully paid and nonassessable and, when issued, the shares offered hereby will be fully paid and nonassessable.

     Issued and Outstanding. On December 31, 1998, MEDY had issued and outstanding 10,301,667 shares of Common Stock. This number does not include any of the estimated 1,433,082 shares issuable upon exercise of the 1998 Debentures, the 1998 Interest Shares, the 1997 and 1998 Warrant Shares, or the shares underlying the MCI Options which, if and when issued, will be offered for sale pursuant to this Prospectus by the Selling Shareholders. For information about these shares, see the description contained under the caption "Selling Shareholders" above.

     Dividends. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor,


Registration Statement - Medical Dynamics, Inc.                          Page 22
subject to the rights, if any, of holders of any outstanding shares of Preferred Stock. MEDY has not declared or paid any dividends on its Common Stock and does not anticipate the declaration or payment of dividends in the foreseeable future.

     MEDY's agreement with Norwest Business Credit, Inc. (entered into in October 1998 for a $1,000,000 line of credit described in more detail in the Company's Current Report on Form 8-K reporting an event of October 9, 1998 and its Form 10-KSB for the year ended September 30, 1998, which report is incorporated by reference herein.

     No Cumulative Voting. Each holder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders. The stockholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

     No Preemptive Rights. Holders of Common Stock are not entitled to preemptive rights to purchase additional shares of Common Stock when offered for sale by the Company.

Preferred Stock

     MEDY is authorized to issue up to 5,000,000 shares of $.001 par value Preferred Stock, in series to be designated by the Board of Directors (the "Preferred Stock"). No shares of Preferred Stock have been issued and it is not contemplated that any shares of Preferred Stock will be issued by MEDY in the immediate future; however, the Board may use its ability to issue Preferred Stock to effect the business purposes of MEDY.

     Material provisions concerning the terms of any series of Preferred Stock such as dividend rate, conversion features and voting rights, will be determined by the Board of Directors of MEDY at the time of such issuance. The ability of the Board to issue Preferred Stock also could be used by MEDY as a means of resisting a change of control of MEDY and, therefore, could be considered an "anti-takeover" device.

1997 and 1998 Debentures and Warrants

     For a description of these securities, see "1997 Debentures and Warrants" and "1998 Debentures and Warrants" under the caption "Selling Shareholders" in this Prospectus.

Stock Options

     Exclusive of the 1997 Warrants, the 1998 Warrants, and the MCI Options, on December 31, 1998, MEDY had outstanding stock options to purchase 3,801,237


Registration Statement - Medical Dynamics, Inc.                          Page 23
shares of Common Stock exercisable at exercise prices ranging between $1.00 and $4.50 per share. Certain of these options are only exercisable upon the Company achieving certain performance goals.

Transfer and Warrant Agent

     The transfer agent for MEDY's Common Stock and Warrant Agent for MEDY's Common Stock is Continental Stock Transfer & Trust Co., 72 Reade Street, New York, New York 10007.

                                  LEGAL MATTERS

     The firm of Norton * Lidstone, LLC, 5445 DTC Parkway, Suite 850, Englewood, CO 80111, has acted as counsel for MEDY in connection with this offering and has passed upon the validity of the securities offered hereby.

                                     EXPERTS

     The financial statements of Medical Dynamics, Inc. for the years ended September 30, 1998 and 1997 incorporated into the Registration Statement by reference have been audited by Hein + Associates LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.



Registration Statement - Medical Dynamics, Inc.                          Page 24

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANYINFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MEDY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             MEDICAL DYNAMICS, INC.

TABLE OF CONTENTS


AVAILABLE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE COMPANY
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS



Registration Statement - Medical Dynamics, Inc.                          Page 25

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

                  Registration and filing fee         $ 1,344
                  Printing                              1,000
                  Accounting fees and expenses         17,000
                  Legal fees and expenses              16,000
                  Blue sky filing fees and expenses     2,000
                  Transfer and Warrant Agent fees         500
                  Miscellaneous                         7,156
                                                      -------
                           Total                      $45,000


Item 15. Indemnification of Directors and Officers.

     Section 7-109-102 of the Colorado Revised Statutes and the Registrant's Articles of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation and the relevant Section of the Colorado Revised Statutes.

     In general, the statute provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the director was a party by reason of such status. Such indemnity may be provided if the director's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to other actions; and
(iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the director is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee


Registration Statement - Medical Dynamics, Inc.                          Page 26
thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     The statutory provisions further provide that unless limited by a corporation's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he as a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     In addition to the foregoing, unless hereafter limited by the Registrant's articles of incorporation, a court, upon petition by an officer or director, may order the Registrant to indemnify such officer or director against liabilities arising in connection with any proceeding. A court may order the Registrant to provide such indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order such indemnification the court must determine that the petitioner is fairly and reasonably entitled to such indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Registrant, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director is successful is permitted only with respect to reasonable expenses incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Colorado law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written statement of his belief that he met the applicable standard of conduct required to permit such indemnification. The person seeking such expense advances must also provide the Registrant with a written agreement to repay such advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Registrant would not preclude indemnification.


Registration Statement - Medical Dynamics, Inc.                          Page 27

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies providing protection against liabilities imposed under the securities laws have been obtained by the Registrant. The registration rights agreements dated July 31, 1998, and October 31, 1997 between the Registrant and Tail Wind., provides for cross indemnification by the Registrant and Tail Wind, in certain circumstances, including for certain securities laws violations.

Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits. The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Number                     Description


4.1* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.2* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.3* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

4.4* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)


5.1*      Opinion and Consent of Norton * Lidstone, LLC.



Registration Statement - Medical Dynamics, Inc.                          Page 28

10.1* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0- 8632)

10.2* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of October 23, 1997 (Commission file no. 0- 8632)

10.3* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

10.4* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of July 31, 1998 (Commission file no. 0- 8632)

10.5* Financial Public Relations/Consulting Agreement between Medical Dynamics, Inc. and Merchant Capital, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended September 30, 1998.

23.1*     Consent of Norton * Lidstone, LLC. (See Exhibit 5.1)


23.2+     Consent of Hein + Associates LLP.


*         Previously filed.
+         Included herewith.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona


Registration Statement - Medical Dynamics, Inc.                          Page 29
fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Registration Statement - Medical Dynamics, Inc.                          Page 30

                                    SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Arapahoe County, State of Colorado, on February 10, 1999.


MEDICAL DYNAMICS, INC.

By: /s/ Van A. Horsley
   -----------------------
Van A. Horsley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                             Date
----------                    -----                             ----



/s/ Edwin L. Adair            Director                        February 10, 1999
------------------
Edwin L. Adair, M.D.

/s/ Pat Horsley Adair         Director                        February 10, 1999
---------------------
Pat Horsley Adair

/s/ I. Dean Bayne             Director                        February 10, 1999
-----------------
I. Dean Bayne, M.D.

/s/ Van A. Horsley            Director,                       February 10, 1999
------------------
Van A. Horsley                Principal Financial Officer,
                              and Chief Executive Officer


/s/ Leroy Bilanich            Director                        February 10, 1999
------------------
Leroy Bilanich

/s/ Daniel L. Richmond        Director                        February 10, 1999
----------------------
Daniel L. Richmond

/s/ Chae U. Kim               Director                        February 10, 1999
---------------
Chae U. Kim


Registration Statement - Medical Dynamics, Inc.                          Page 31

/s/ Edward Boggs               Controller                     February 10, 1999
----------------
Edward Boggs



Registration Statement - Medical Dynamics, Inc.                          Page 32